 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2007

SOYODO GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-1103640	84-1482082
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1390 Monterey Pass Road
Monterey Park, CA 91754
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 323-261-1888

(Former name or former address, if changed since last report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 20, 2007, Zhao Xiao-Zhong, Zhang Hao, Song Pei-Kun, Yi Geng-Po and Fang Ye each informed the Company that, given that the company had decided to go back to its original plan of investigating opportunities to be acquired, she or he no longer desired to serve as an officer or director of the Company. To the Company's knowledge, their resignations were not due to a disagreement with the Company on any matters relating to the Company's operations, policies or practices, and none of such officers or directors has been removed for cause. Consequently, Song Ru-Hua had agreed to take over their respective responsibilities and to serve as the only director and officer of the company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOYODO GROUP HOLDINGS, INC.
(Registrant)

Date: April 20, 2007	/s/ Ru-hua Song
Ru-hua Song
Principal Executive Officer & Principal Financial & Accounting Officer